UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

Iris Biotechnologies Inc.

(Exact name of registrant as specified in its charter)

California	000-53245	77-0506396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5201 Great America Parkway, Suite 320 Santa Clara, California 95054 (Address of principal executive offices)
Registrant’s Telephone Number, including area code: (408) 867-2885

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year, Financial Statement

On March 18, 2016, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of California to effect an increase in the number of the Company’s authorized common shares and preferred shares from 20,000,000 to 100,000,000 and 5,000,000 to 25,000,000 respectively. The increase in the authorized number of shares of common stock and preferred stock was approved by the Board of Director of the Company on March 17, 2016 and holders of more than 50% of the voting power of the Company’s capital stock on March 18, 2016. The Company’s ticker symbol and CUSIP remain unchanged.

The full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1.	Certificate of Amendment of Iris Biotechnologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2016

IRIS BIOTECHNOLOGIES INC.

By:  /s/ Simon Chin

Simon Chin

Chief Executive Officer